Exhibit 3.11

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 02/29/2000
001109215 — 3178451

CERTIFICATE OF INCORPORATION

OF

ETELECARE INTERNATIONAL, INC.

I.

The name of this Corporation is Etelecare International, Inc.

II.

The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, in the City of Wilmington, County of New Castle, and the name of its registered agent at that address is The Corporation Service Company.

III.

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

IV.

The total number of shares of stock which the corporation shall have authority to issue is Ten Thousand (10,000). The par value of each of such shares is $0.01. All such shares are of one class and are shares of Common Stock.

V.

The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the Bylaws of the Corporation.

VI.

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, repeal, alter, amend and rescind the Bylaws of the Corporation.

VII.

Election of directors at an annual or special meeting of stockholders need not be by written ballot unless the Bylaws of the Corporation shall so provide.

VIII.

No director shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article VIII shall not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which such director derives an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

IX.

The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

X.

The name and mailing address of the incorporator of the Corporation are:

Name	Mailing Address

Nobuko Christy	c/o Paul, Hastings, Janofsky & Walker LLP
555 So. Flower Street
Los Angeles, California 90071

IN WITNESS WHEREOF, this Certificate has been signed on the 29th day of February, 2000.

/s/ Nobuko Christy
Nobuko Christy, Incorporator

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 07:44 PM 01/25/2005
FILED 07:38 PM 01/25/2005
SRV 050062268 - 3178451 FILE

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of Etelecare International, Inc. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “[ ” that, as amended, said Article shall be and read as follows:

]

The name of this Corporation is Etelecare Global Solutions-US, Inc.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this Twenty fifth day of January, 2005.

By:	/s/ James W. Franke
Authorized Officer
Title:	President
Name:	James W. Franke

State of Delaware
Secretary of State
Division of Corporations
Delivered 01:24 PM 06/11/2010
FILED 01:08 PM 06/11/2010
RV 100649866 - 3178451 FILE

CERTIFICATE OF AMENDMENT
OF THE

CERTIFICATE OF INCORPORATION

OF

ETELECARE GLOBAL SOLUTIONS - US, INC.

Pursuant to Section 242
of the General Corporation Law of
the State of Delaware

eTelecare Global Solutions - US, Inc. (hereinafter called the “Corporation”), organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify as follows:

The Board of Directors of the Corporation, by unanimous written consent, duly adopted a resolution, pursuant to Section 242 of the General Corporation Law of the State of Delaware, setting forth an amendment to the Certificate of Incorporation of the Corporation and declaring said amendment to be advisable.  The stockholders of the Corporation duly approved said proposed amendment by written consent in accordance with Sections 228 and 242 of the General Corporation Law of the State of Delaware.  The resolution setting forth the amendment is as follows:

RESOLVED:  That Article FIRST of the Certificate of Incorporation of the Corporation is deleted in its entirety and the following paragraph is inserted in lieu thereof:

“FIRST:  The name of the corporation is Stream Global Services — US, Inc.”

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President this June 1st, 2010.

ETELECARE GLOBAL SOLUTIONS - US, INC.

By:	/s/ R. Scott Murray
Name: R. Scott Murray
Title: President